UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 30, 2020

Valaris plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Cannon Street
London, England EC4N6EU
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	VAL	New York Stock Exchange
4.70% Senior Notes due 2021	VAL21	New York Stock Exchange
4.50% Senior Notes due 2024	VAL24	New York Stock Exchange
8.00% Senior Notes due 2024	VAL24A	New York Stock Exchange
5.20% Senior Notes due 2025	VAL25A	New York Stock Exchange
7.75% Senior Notes due 2026	VAL26	New York Stock Exchange
5.75% Senior Notes due 2044	VAL44	New York Stock Exchange
4.875% Senior Note due 2022	VAL/22	New York Stock Exchange
4.75% Senior Note due 2024	VAL/24	New York Stock Exchange
7.375% Senior Note due 2025	VAL/25	New York Stock Exchange
5.4% Senior Note due 2042	VAL/42	New York Stock Exchange
5.85% Senior Note due 2044	VAL/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In response to the ongoing significant market uncertainty, the Board of Directors (the “Board”) of Valaris plc (the “Company”) has redesigned the Company’s overall compensation program to more appropriately retain and motivate its key employees.  Pursuant to this new compensation program, approved by the Board on April 30, 2020, the Company will implement strategically designed incentive and retention arrangements to reward its key employees if pre-established goals are achieved and to retain these employees during this period of uncertainty and increased workload. The new compensation program starts in the second quarter of 2020; there were and will be no retention payments or incentive payments made under this new program for the period of January 1, 2020 through March 31, 2020.
The new compensation program includes a restructuring of the Ensco Cash Incentive Plan (“ECIP”) for all participants to provide for incentive payments based on quarterly objectives focused on safety, efficiency and cost savings and a retention program.  The new compensation program covers over 700 employees, including the following current named executive officers: Thomas P. Burke, Jonathan Baksht, Gilles Luca, Alan Quintero and Michael T. McGuinty (the “executives”).  Participation by the executives in the new compensation program is contingent upon forfeiture of all 2020 restricted share units and 2020 performance units.  For each of the executives, a portion of the executive’s target total direct compensation for 2020 will be paid as soon as practicable following May 1, 2020, as a cash retention payment, which will be subject to repayment on an after-tax basis in the event of a resignation without good reason or termination by the Company for cause prior to the earlier of the first anniversary of such payment, a change in control or completion of a restructuring, in amounts equal to 150% of the applicable executive’s annual base pay.  The remainder of each executive’s target total direct compensation for 2020 (other than base salary) may be earned pursuant to quarterly incentive bonuses under the ECIP during the period from April 1, 2020 through March 31, 2021. In addition, Mr. Baksht and Mr. McGuinty will also receive the second half of the retention bonuses awarded on February 26, 2020 as part of each executive’s upfront retention arrangement. The target amount of each executive’s quarterly incentives may be earned at levels ranging from 0% to 150% of the target award value based on the achievement of personal safety, process safety, downtime and expense reductions or such other performance goals that may be approved by the Board.
Although the Board approved a cash retention payment for Mr. Burke representing 200% of his annual base pay, he voluntarily reduced such retention payment to 150% of his annual base pay. In addition, as set out in the Company’s definitive proxy statement filed on April 27, 2020, effective January 1, 2020, Mr. Burke had voluntarily reduced his base salary by 10% in light of challenging industry conditions, which reduction will proportionately decrease Mr. Burke’s 2020 target quarterly incentive and retention awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris plc

Date: May 6, 2020	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President and General Counsel

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